UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2024

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hanover Street

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a market-focused review that began in late 2023, on May 24, 2024, the Compensation Committee of the Board of Directors of Guardant Health, Inc. (the “Company”) approved an amendment and restatement to the Guardant Health, Inc. Executive Severance Plan (the “Executive Severance Plan” and as amended, the “Amended Severance Plan”) that applies to all executive employees. The material terms and conditions of the Amended Severance Plan as they relate to the Company’s named executive officers (the “executives”) are the same as in the prior Executive Severance Plan, except as noted below.

If the executive’s employment is terminated by the Company without cause or by the executive for good reason (each, a “qualifying termination”), in either case, more than three months prior to or more than one year after a change in control (a “Non-CIC Termination”), the executive will be eligible to receive the following:

•	12 months annual base salary, payable in a lump sum;

•	an annual target performance bonus for the year in which the termination occurs, but pro-rated to reflect the executive’s partial year of employment; and

•	12 months Company-paid COBRA premium payments for the executive and executive’s covered dependents.

If the executive experiences a qualifying termination within the period beginning three months prior to a change in control and ending on the one-year anniversary of such change in control (a “CIC Termination”), the executive will be eligible to receive the following:

•	18 months, or 24 months for our Co-CEOs, annual base salary, payable in a lump sum;

•	an annual target performance bonus for the year in which the termination occurs;

•	18 months, or 24 months for our Co-CEOs, Company-paid COBRA premium payments for the executive and the executive’s covered dependents; and

•

each outstanding Company equity award held by the executive will vest in full (with any performance goals deemed achieved at the greater of (i) the target level of performance and (ii) the Company’s achievement of the applicable performance goals as of the change in control).

As previously disclosed, Helmy Eltoukhy, our Chairman and Co-Chief Executive Officer, and AmirAli Talasaz, our Co-Chief Executive Officer (each, a “Co-CEO”) receive annual restricted stock unit (“RSU”) and performance restricted stock unit (“PSU”) awards in lieu of their annual salary and annual bonus opportunity (the “Annual RSU Award” and “Annual PSU Award”, respectively). To the extent a Co-CEO receives an Annual RSU Award and Annual PSU Award for the year in which a qualifying termination occurs, (i) the salary severance described above will be reflected in accelerated vesting of the Annual RSU Award, and any additional salary severance will be paid in cash and (ii) the bonus severance described above will be reflected in accelerated vesting of the Annual PSU Award at target or pro-rated target, as applicable.

In addition, upon a Non-CIC Termination, each outstanding Company equity award held by the Co-CEOs other than the Annual RSU Award and Annual PSU Award will service-vest as to the portion of the award that would have service-vested over the one-year period following the termination date had the Co-CEO remained in continuous service during such one-year period. However, any performance-based equity awards will vest only if the service-based condition with respect to such award is deemed satisfied following the application of this forward-vesting treatment (and any performance-based goals will be deemed achieved at the target level).

In addition, the award agreement for the Annual PSU Award granted to the Co-CEOs in 2024 provides that, upon a CIC Termination, the award will vest as to 200% of the target number of PSUs. The award agreements for each Co-CEO’s 2024 long-term RSU award and long-term PSU award provide the following benefits, which supersede the description of the Amended Severance Plan in the following scenarios:

•	If a Non-CIC Termination or a CIC Termination occurs on or prior to December 31, 2025, then the RSU award will vest in full.

•

If a Non-CIC Termination occurs on or prior to December 31, 2025, then the PSU award will vest based on the greater of (i) the target level of performance and (ii) the Company’s achievement of the applicable performance goals as of termination date.

•

If a CIC Termination occurs on or prior to December 31, 2024, then the PSUs will vest as to 250% of the target number of PSUs; if the CIC Termination occurs in 2025, then the PSUs will vest based on the greater of (A) 150% of the target number of PSUs and (B) the Company’s achievement of the applicable performance goals as of termination date.

An executive’s entitlement to the severance payments and benefits described above will be subject to the executive’s execution and non-revocation of a general release of claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: May 31, 2024	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer and Corporate Secretary